TERM NOTE
First Niagara Bank

Albany, New York	January 22, 2007

1. DEFINITIONS. For purposes of this Note:

a. Borrower. The “Borrower” means American Bio Medica Corporation, a New York Corporation having its chief executive office at 122 Smith Road, Kinderhook, NY 12106.

b. Collateral. “Collateral” means any collateral, subordination, guaranty, endorsement or other security or assurance of payment, whether now existing or hereafter arising or accruing, that now or hereafter secures the payment of or is otherwise applicable to any of the Outstanding Principal Amount or any interest or other amount payable pursuant to this Note and remaining unpaid.

c. Event of Default. An “Event of Default” occurs or exists if (i) the Borrower defaults in the payment when due of any of the Original Principal Amount or any interest or other amount payable pursuant to this Note, (ii) the Borrower or any Other Obligor defaults in the performance when due, whether by acceleration or otherwise, of any obligation (including, but not limited to, any obligation to pay any money, whether for any principal, interest, fee, charge, cost or expense or otherwise), whether now existing or hereafter arising or accruing, to the Holder or any other Person, the maturity of any such obligation is accelerated or there occurs or exists any event or condition that, whether immediately or after notice, lapse of time or both notice and lapse of time and whether or not waived, would constitute a default with respect to or permit the acceleration of the maturity of any such obligation, (iii) the Borrower or any Other Obligor is dissolved, ceases to exist, participates or agrees to participate in any merger, consolidation or other absorption, assigns or otherwise transfers or disposes of all or substantially all of his, her or its assets, makes or permits what might be a fraudulent transfer or fraudulent conveyance of any of his, her or its assets, makes any bulk sale, sends any notice of any intended bulk sale, dies, becomes incompetent or insolvent (however such insolvency is evidenced), generally fails to pay his, her or its debts as they become due, fails to pay, withhold or collect any tax as required by applicable law, suspends or ceases his, her or its business or has served, filed or recorded against him, her or it or any of his, her or its assets any judgment, order or award of any court, other governmental authority or arbitrator or any lien, (iv) the Borrower or any Other Obligor has any receiver, trustee, custodian or similar Person for him, her or it or any of his, her or its assets appointed (whether with or without his, her or its consent), makes any assignment for the benefit of creditors or commences or has commenced against him, her or it any bankruptcy or insolvency proceeding or any formal or informal proceeding for the dissolution, liquidation or winding up of the affairs of or the settlement of claims against him, her or it, (v) any representation or warranty heretofore made to the Lender or hereafter made to the Holder, or any financial statement heretofore provided to the Lender or hereafter provided to the Holder, by or on behalf of the Borrower or any Other Obligor proves, as of the date thereof, to have been incorrect or misleading in any material respect or before the execution and delivery to the Lender by the Borrower of this Note there occurred and was not disclosed to the Lender any material adverse change in any information disclosed in any such representation or warranty heretofore so made or any financial statement heretofore so provided, (vi) there occurs any change in the management of, or the beneficial ownership of any stock of or other ownership interest in, the Borrower that is, in the opinion of the Holder, materially adverse to its interest and is not corrected to its full satisfaction within 30 days after it gives to the Borrower a notice that it considers such change materially adverse to its interest or (vii) the Holder deems itself insecure with respect to the Outstanding Principal Amount or any interest or other amount payable pursuant to this Note or is of the opinion that any Collateral is not sufficient or has declined or may decline in value, whether or not the Holder has sought any additional Collateral from the Borrower or any Other Obligor.

d. Holder. The “Holder” means the Lender or any transferee of this Note.

e. Lender. The “Lender” means First Niagara Bank, a federally chartered financial institution having its chief executive office at P.O. Box 514, 6950 South Transit Road, Lockport, New York 14095-0514.

f. Original Principal Amount. The “Original Principal Amount” means $538,900.00

g. Other Obligor.“Other Obligor” means, other than the Borrower, any Person (i) who or that is now or hereafter liable, whether directly or indirectly or absolutely or contingently, for the payment of any of the Outstanding Principal Amount or any interest or other amount payable pursuant to this Note or (ii) any asset of whom or which now or hereafter directly or indirectly secures the payment of any of the Outstanding Principal Amount or any such interest or other amount.

h. Outstanding Principal Amount. The “Outstanding Principal Amount” means the outstanding principal amount of this Note.

i. Person.“Person” means (i) any individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated association, (ii) any court or other governmental authority or (iii) any other entity, body, organization or group.
j. Prime Rate. The “Prime Rate” means, for any day, the rate identified by the Holder as its prime rate for such day.

k. Rate Adjustment Date. The “Rate Adjustment Date” means ----------------------, -------.

l. Treasury Bill Rate. The “Treasury Bill Rate” means (i) the most recent rate of the yield on United States Treasury obligations adjusted to a constant maturity rate of -------- years reported by The Wall Street Journal in its table entitled “Key Interest Rates” (or otherwise if it stops publishing that table) two business days of the Holder prior to the Rate Adjustment Date or, if it does not so report such rate two business days of the Holder prior to the Rate Adjustment Date, the most recent day prior thereto that it so reported such rate or (ii) if The Wall Street Journal does not so report such rate, such rate as determined by the Holder in the sole discretion of the Holder.

2. PROMISE TO PAY. For value received, the Borrower promises to pay to the order of the Lender in lawful money of the United States and immediately available funds at any of the banking offices of First Niagara Bank:

a. The Original Principal Amount and interest as described in Section 3 of this Note by paying the installments described in Section 4 of this Note;
b. If any of the Original Principal Amount or any interest or other amount payable pursuant to this Note is not paid by the date it becomes due, whether by acceleration or otherwise, on demand by the Holder, a late charge of 5.00% and
c. On demand by the Holder, each cost and expense (including, but not limited to, the reasonable fees and disbursements of counsel, whether retained for advice, litigation or any other purpose) incurred by the Holder in endeavoring to (i) collect any of the Outstanding Principal Amount or any interest or other amount payable pursuant to this Note, (ii) preserve or exercise any right or remedy of the Holder pursuant to this Note or (iii) preserve or exercise any right or remedy of the Holder relating to, enforce or realize upon any Collateral.

3. INTEREST. The Borrower shall pay interest, calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366, as applicable), on the Outstanding Principal Amount from and including the date of this Note to but not including the date the Outstanding Principal Amount is paid in full at a rate that shall (a) on each day prior to the maturity, whether by acceleration or otherwise, of the Outstanding Principal Amount be 7.17%FIXED and (b) on each day on or after the last day described in clause (a) of this sentence be the total of (i) 6% and (ii) the rate in effect such day as the Prime Rate (provided, however, that (I) in no event shall such interest be payable at a rate in excess of the maximum rate permitted by applicable law and (II) solely to the extent necessary to result in such interest not being payable at a rate in excess of such maximum rate, any amount that would be treated as part of such interest under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Holder, shall be refunded to the Borrower, it being the intention of the Lender and the Borrower that such interest not be payable at a rate in excess of such maximum rate).

4. PAYMENTS. The Borrower shall pay the Original Principal Amount and interest described in Section 3 of this Note as follows:

The Borrower shall pay the Original Principal Amount and such interest in 60 installments of $10,714.14 each, with the first of such installments to become due on February 1, 2007, and one of such installments shall become due on the same day of each succeeding calendar month through January 1, 2012, when the Borrower shall pay to the Holder the Outstanding Principal Amount and all interest and other amounts payable pursuant to this Note and remaining unpaid.

5. PREPAYMENT. The Borrower shall have the option of prepaying the Original Principal Amount to the Holder in full or part at any time and from time to time without penalty.

6. AMOUNTS IMMEDIATELY DUE. Upon or at any time or from time to time after the occurrence or existence of any Event of Default other than, with respect to the Borrower, an Event of Default described in clause (iv) of the definition of Event of Default set forth in Section 1c of this Note, the Outstanding Principal Amount and all interest and other amounts payable pursuant to this Note and remaining unpaid shall, at the sole option of the Holder and without any notice, demand, presentment or protest of any kind (each of which is knowingly, voluntarily, intentionally and irrevocably waived by the Borrower), become immediately due. Upon the occurrence or existence of, with respect to the Borrower, any Event of Default described in such clause (iv), the Outstanding Principal Amount and all such interest and other amounts shall, without any notice, demand, presentment or protest of any kind (each of which is knowingly, voluntarily, intentionally and irrevocably waived by the Borrower), automatically become immediately due.
7. CROSS-DEFAULT. The Borrower and Guarantor hereby covenant and agree that any event constituting a default in the terms, covenants and conditions of any Notes, Mortgages, agreements or other obligations given to the Lender, or a default in the terms, covenants and conditions of any Notes, Mortgages, agreements or other obligations given to another Lender and secured by Collateral pledged to the Lender herein (including both real and personal property) shall be considered a default of the terms, covenants and conditions of this Note, and the Lender may take whatever action it deems necessary pursuant to said default. Furthermore, a default in the terms, covenants and/or conditions of this Note shall constitute a default in the terms, covenants and conditions of any other Notes, Mortgages, agreements or other obligations given by the Borrower or Guarantor to the Lender.

8. RIGHT OF SETOFF. The Lender, in addition to any right available to it under applicable law, shall have the right, immediately and without notice or further action by it, to setoff against this Note and/or other liabilities of the Borrower hereof, all money owed by the Lender to the Borrower in any capacity, whether by savings account, checking account, Certificate of Deposit or otherwise; and the Lender shall be deemed to have exercised such right of setoff and to have made charge against any such money immediately upon the occurrence of default, even though such charge is made or entered on the books of the Lender subsequent thereto.

9. GOVERNING LAW. This Note shall be governed by and construed, interpreted and enforced in accordance with the law of the State of New York and the federal law of the United States without regard to the law of any other jurisdiction.

10. WAIVER OF TRIAL BY JURY AND CLAIMS TO CERTAIN DAMAGES. THE BORROWER KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES EACH RIGHT THE BORROWER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO, AND EACH RIGHT TO ASSERT ANY CLAIM FOR DAMAGES (INCLUDING, BUT NOT LIMITED TO, PUNITIVE DAMAGES) IN ADDITION TO ACTUAL DAMAGES IN, ANY ACTION OR OTHER LEGAL PROCEEDING, WHETHER BASED ON ANY CONTRACT OR NEGLIGENT, INTENTIONAL OR OTHER TORT OR OTHERWISE, ARISING OUT OF OR OTHERWISE RELATING TO (a) THE LOAN IN CONNECTION WITH WHICH THIS NOTE IS BEING EXECUTED AND DELIVERED, ANY COLLATERAL, THIS NOTE OR ANY OTHER WRITING HERETOFORE OR HEREAFTER EXECUTED IN CONNECTION WITH SUCH LOAN OR ANY COLLATERAL, (b) ANY TRANSACTION ARISING OUT OF OR OTHERWISE RELATING TO SUCH LOAN, ANY COLLATERAL, THIS NOTE OR ANY SUCH OTHER WRITING OR (c) ANY NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF SUCH LOAN, ANY COLLATERAL, THIS NOTE OR ANY SUCH OTHER WRITING.

American Bio Medica Corporation

By:  /s/ Stan Cipkowski

Printed Name: Stan Cipkowski

Title: Chief Executive Officer

By:  /s/ Keith Palmer

Printed Name: Keith Palmer

Title: Chief Financial Officer